4.7

THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR JURISDICTION, OR, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT WITH RESPECT TO THE TRANSFER OF ALL THE SECURITIES REPRESENTED BY THIS PURCHASE OPTION TO AN AFFILIATE OF THE HOLDER WHERE THE BENEFICIAL OWNERSHIP OF SUCH SECURITIES BY THE HOLDER'S ULTIMATE PARENT HAS NOT CHANGED.

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

                                 PURCHASE OPTION

                               FOR THE PURCHASE OF

                          83,451 SHARES OF COMMON STOCK

                                       OF

                               PARKERVISION, INC.

                             (A FLORIDA CORPORATION)

1.   Purchase Option.
     ---------------

          THIS CERTIFIES THAT, in consideration of the purchase price paid by Texas Instruments Incorporated, a Delaware company ("Holder"), as registered owner of this Purchase Option, to ParkerVision, Inc. ("Company"), Holder is entitled, to purchase, in whole or in part, up to an aggregate of eighty three thousand four hundred fifty one (83,451) shares of Common Stock of the Company, $.01 par value ("Common Stock"), on the terms set forth herein.

2.   Exercise.
     --------

     2.1 EXERCISE PERIOD AND EXERCISE PRICE. Pursuant to the terms of this Purchase Option, Holder will be entitled to purchase:

     (i)  up to 41,725 shares at a per share price of $29.96;

     (ii) up to 20,863 shares at a per share price of $37.45; and

     (iii) up to 20,863 shares at a per share price of $39.84.

The right to purchase the shares of Common Stock under this Purchase Option shall commence on March 8, 2001 and shall expire on the 10th anniversary of such commencement date (the "Expiration Date"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. The per share exercise prices and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as specified in Section 6 hereof, upon the occurrence of any of the events specified in such section. The term "Exercise Price" shall mean the initial exercise prices set forth in this Section 2.1 or the adjusted exercise prices, depending on the context, of a share of Common Stock.

     2.2 EXERCISE FORM. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price in cash, by certified check or official bank check, or by wire for the Common Stock being purchased. If the subscription rights represented hereby shall not be exercised in whole or in part, at or before 5:00 p.m., Eastern time, on the Expiration Date this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire as to the shares not purchased hereunder.

     2.3 LEGEND. Each certificate for Common Stock purchased under this Purchase Option shall bear a legend as follows unless the sale by the Company to the Holder such Common Stock has been registered under the Securities Act of 1933, as amended ("Securities Act"):

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

3.   Transfer.
     --------

     3.1 GENERAL RESTRICTIONS. The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Option, except in compliance with or exemptions from applicable securities laws and pursuant to the terms of this Purchase Option. In order to make any sale, transfer or assignment, the Holder must deliver to the Company (i) the assignment form attached hereto duly executed and completed,
(ii) the Purchase Option, (iii) payment of all transfer taxes, if any, payable in connection therewith and (iv) unless the transfer of the Purchase Option is the subject of an effective registration statement that is current, an opinion of counsel for the Holder reasonably acceptable to the Company and its outside counsel that this Purchase Option may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company and its independent counsel, except that an opinion of counsel shall not be required in respect of any transfer of all the securities represented by this Purchase Option to an affiliate of the Holder where the beneficial ownership of such securities by the Holder's ultimate parent has not changed. After satisfaction of the requirements of this Section, the Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.   New Purchase Options to be Issued.
     ---------------------------------

     4.1 PARTIAL EXERCISE OR TRANSFER. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

     4.2 LOST CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification and bond, if required, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.   Registration Rights.
     -------------------

     5.1  Registration Rights.
          -------------------

          5.1.1 REGISTRATION. The Company shall file a registration statement under the Securities Act ("Registration Statement") with the Securities and Exchange Commission registering for re-offer and re-sale the shares of Common Stock underlying this Purchase Option ("Registrable Securities"). The Registration Statement shall also register the shares sold by the Company on the date hereof to the original Holder of this Purchase Option. The Company agrees to have the Registration Statement declared effective by the last day of the sixth calendar month after the issuance of this Purchase Option ("Anniversary"). Once the Registration Statement is declared effective, the Company shall keep the Registration Statement effective and current until all the Registrable Securities registered thereunder are sold or may be sold freely in any 90 day period without registration under an appropriate exemption under the Securities Act. If the Registration Statement has not been declared effective by the Anniversary, or it is so declared effective but after the Anniversary becomes subject to a stop order or is not otherwise available for use by the Holder, then during such periods, the Holder may demand on no more than an aggregate of three separate occasions to have its Registrable Securities registered on a registration statement filed with the Securities and Exchange Commission or have such Registrable Securities included on any other applicable registration statement filed by the Company, which "demand" and "piggyback" registration rights will be subject to such reasonable terms as are ordinarily offered to investors purchasing similar securities to this Purchase Option acquired in a similar manner. The Holder agrees that it will not sell any of the Registrable Securities pursuant to the Registration Statement prior to the Anniversary, without the written consent of the Company, which consent may be withheld for any reason without explanation.

          5.1.2 TERMS. The Company shall bear all of its fees and expenses attendant to registering the Registrable Securities, but the Holder shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder to represent them in connection with the sale of the Registrable Securities. Promptly upon request, Company will provide to Holder such number of copies of the prospectus forming a part of the Registration Statement as are reasonably requested by the Holder, and all supplements to such prospectus. Company will promptly notify Holder at any time that the Registration Statement or the prospectus may not be used either due to the change of material information contained therein or the omission of material information therefrom or upon the receipt by the Company of a cease and desist or stop order of the Securities and Exchange Commission. The Company will use its commercially reasonable efforts to amend or supplement the Registration Statement to make it useable by the Holder under the terms of this Purchase Option.

     5.2  General Terms.
          -------------

          5.2.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Holder(s), each director and officer of the Holder, and each person, if any, who controls the Holder(s) within the meaning of the Securities Act and/or the Securities Exchange Act of 1934, as amended ("Exchange Act"), against any losses, claims, damages or liabilities, joint or several, to which the Holder(s) or such person may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained
(A) in any prospectus or registration statement for the Registrable Securities or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission by the Company to state in any prospectus or registration statement for the Registrable Securities or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Holder(s) and each such person for any legal or other expenses reasonably incurred by the Holder(s) or such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information regarding the Holder(s) which is furnished in writing to the Company by the Holder or its representatives for inclusion in any registration statement for the Registrable Securities or any such Blue Sky Application ("Non-Indemnity Events").

          5.2.2 INDEMNIFICATION BY THE HOLDER(S). The Holder(s) agrees to indemnify and hold harmless the Company, each officer and director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such person may become subject, under the Securities Act, Exchange Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the Company and such persons for any legal or other expenses reasonably incurred by the Company and such persons in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Non-Indemnity Event; provided that the maximum amount of the indemnification payments by Holder(s) shall not exceed the net sale proceeds of any of the shares of Common Stock sold by the Holder(s) pursuant to the registration statement.

          5.2.3 PROCEDURE. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought (if such failure materially prejudices the indemnifying party), but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

          5.2.4 CONTRIBUTION.  If  the  indemnification  provided  for  in  this
Section 5 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and of the Holder(s) on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the Company on the one hand, and the Holder(s) on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The payment obligations of Holder(s) hereunder shall be limited to the net sale proceeds of any of the shares of Common Stock sold by the Holder(s) pursuant to the registration statement.

          5.2.5 EQUITABLE CONSIDERATIONS. The Company and the Holder(s) agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.

          5.2.6 ATTORNEYS' FEES.  The  amount  payable  by a  party  under  this
Section 5 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

          5.2.7 EXERCISE OF PURCHASE OPTIONS. Nothing contained in this Purchase Option shall be construed as requiring the Holder to exercise its Purchase Option.

          5.2.8 DOCUMENTS TO BE DELIVERED BY HOLDER. Holder shall furnish to the
Company  a  completed  and  executed   questionnaire  provided  by  the  Company
requesting information customarily sought of selling securityholders.

6.   Adjustments.
     -----------

     6.1 ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES. The Exercise Prices and the number of shares of Common Stock underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

          6.1.1 STOCK DIVIDENDS - RECLASSIFICATION, SPLIT-UPS. If after the date hereof, and subject to the provisions of Section 6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, or reclassification of shares of Common Stock applicable uniformly to all holders of Common Stock, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of the Purchase Option shall be increased in proportion to such increase in outstanding shares.

          6.1.2 AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 6.2, the number of outstanding shares of Common Stock is decreased by a reverse stock split, consolidation, combination or reclassification of shares of Common Stock applicable uniformly to all holders of Common Stock, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of the Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

          6.1.3 ADJUSTMENTS IN EXERCISE PRICE. Whenever the number of shares of Common Stock purchasable upon the exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying the applicable Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Purchase Option at such Exercise Price immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter at such Exercise Price.

          6.1.4 REPLACEMENT OF SECURITIES UPON REORGANIZATION,  ETC.  Subject to
Section 6.1.5, in case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety the Holder of this Purchase Option shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

          6.1.5 Right of Acceleration.
                ---------------------

               (a)  Notwithstanding  anything  in this  Purchase  Option  to the contrary, if the Company or the shareholders of the Company enter into a bona fide agreement with a person other than the Holder, or any of the affiliates of the Holder for (i) the consolidation with or merger of the Company into any other corporation wherein (A) the Company is not the surviving corporation or
(B) the Company is the surviving corporation but, as a result of the transaction, the other company (or any other third party), or their shareholders, acquire control of more than fifty percent (50%) of the voting securities of the Company, (ii) the sale or conveyance of all or substantially all of the Company's assets, or (iii) the sale or conveyance of all or substantially all of the Company's assets related to RF or other wireless communications technology (in each case, a "Transaction"), then the Company shall promptly give the Holder notice of such Transaction which shall be no later than twenty days prior to consummation of such Transaction. If (i) the value of the per-share consideration to be received in the Transaction is equal to or exceeds 175% of the Exercise Price then in effect and (ii) any securities to be issued in exchange for the Common Stock receivable upon exercise of this Purchase Option in the Transaction will be sellable by the Holder without restriction under any Federal securities laws, then the Company may require the Holder to exercise this Purchase Option in full immediately upon consummation of such Transaction, either for the then cash Exercise Price or on a "cashless" exercise basis as set forth below ("Conversion Right"), as the Holder elects in its sole discretion. If the Company requires such exercise as permitted by the preceding sentence and the Holder does not fully exercise this Purchase Option, then any unexercised portion of this Purchase Option shall expire immediately after the consummation of such Transaction.

               (b) Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the cash Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Purchase Option being converted at the time the Conversion Right is exercised by (y) the Market Price. The "Value" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock being converted from (b) the Market Price of the Common Stock multiplied by the number of shares of Common Stock being converted. As used herein, the term "Market Price" at any date shall be deemed to be the higher of the per share value of the consideration being paid in a Transaction or the sum of the last reported sale prices of the Common Stock of the Company for the ten trading days, ending the trading day immediately prior to the date of the Transaction, divided by ten, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board.

          6.1.6 CHANGES IN FORM OF PURCHASE OPTION. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Prices and the same number of shares of Common Stock as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

     6.2 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise or of the Purchase Option upon its transfer, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Purchase Options, shares of Common Stock or other securities, properties or rights.

     6.3 NOTICE OF CHANGE IN EXERCISE PRICES. The Company shall, promptly after an event requiring a change in the Exercise Prices pursuant to Section 6 hereof, send notice to the Holder of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

7. RESERVATION AND LISTING. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as any portion of the Purchase Option shall be outstanding, the Company shall use its best efforts to cause all the shares of Common Stock issuable upon exercise of the Purchase Option to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock of the Company is then listed and/or quoted.

8.   Miscellaneous.
     -------------

     8.1 AMENDMENTS. The Company may from time to time supplement or amend this Purchase Option with the approval of the Holder which will be promptly given and not unreasonably withheld solely in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the Holder. All modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

     8.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

     8.3 ENTIRE AGREEMENT. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     8.4 BINDING EFFECT. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

     8.5 NOTICES. Unless otherwise specified in this Purchase Option, any notice or other document required or permitted to be given or delivered to the Holder of this Purchase Option shall be personally delivered or sent by facsimile or other form of electronic transmission (facsimile or other form of electronic transmission to be followed by a copy sent by first-class U.S. mail), to the Holder at his address indicated on the books and records of the Company or such other address as shall have been furnished to the Company by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be personally delivered, or sent by facsimile or other form of electronic transmission (facsimile or other form of electronic transmission to be followed by a copy sent by first-class U.S. mail), to the principal office of the Company at 8493 Baymeadows Way, Jacksonville, Florida 32256, Attention Chief Executive Officer, Facsimile No. (904) 731-7125, or such other address as shall have been furnished by the Company to the Holder of record. Unless otherwise specified in this Purchase Option all notices and other documents given under this Purchase Option shall be deemed to have been duly given when delivered, if personally delivered, and when transmitted if sent by facsimile or other form of electronic transmission.

     8.6 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflict of laws. The Company and Holder each hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of Florida or of the United States of America for the Middle District of Florida, Jacksonville Division and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and Holder each hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth on the signature pages of the Subscription Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or Holder in any action, proceeding or claim. The Company and Holder each agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     8.7 WAIVER, ETC. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

          IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the 8th day of March, 2001.

                                        PARKERVISION, INC.

                                        By:/s/ Jeffrey Parker
                                           ------------------
                                        Name:  Jeffrey Parker
                                        Title: Chief Executive Officer

Form to be used to exercise Purchase Option:

ParkerVision, Inc.
8493 Baymeadows Way
Jacksonville, Florida  32256

Date:_________________, 20__

          The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase ____ shares of Common Stock to purchase shares of Common Stock of ParkerVision, Inc. and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Purchase Option is exercised in accordance with the instructions given below.


                                        ----------------------------------------
                                        Signature

Signature Guaranteed

          NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
       -------------------------------------------------------------------------
                            (Print in Block Letters)

Address
       -------------------------------------------------------------------------
Form to be used to assign Purchase Option:

                                   ASSIGNMENT

          (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

          FOR VALUE RECEIVED,___________________________________________________
does hereby sell, assign and transfer unto____________________________ the right to purchase _______________________ shares of Common Stock to purchase _____________ shares of Common Stock of ParkerVision, Inc.("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, 20__

                                        ----------------------------------------
                                        Signature

          NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.